Exhibit 10.17

FIRST AMENDMENT TO GROUND LEASE AGREEMENT

DATED NOVEMBER 16, 2021

THIS FIRST AMENDMENT TO GROUND LEASE AGREEMENT DATED NOVEMBER 21, 2021 (“Amendment”), is made effective the 1st day of March, 2023 (“Effective Date”), by and between THE SALVATION ARMY, A GEORGIA CORPORATION (“Landlord”), and IMPOSSIBLE MATH, LLC, a Texas limited liability company (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into the Ground Lease Agreement dated November 16, 2021 (“Original Agreement”); and

WHEREAS, Landlord and Tenant now wish to amend the Original Agreement pursuant to this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Original Agreement is hereby amended as follows:

1.The foregoing recitals are incorporated herein by reference. Capitalized and defined terms used in this Amendment shall have the same meanings as those ascribed to them in the Original Agreement unless the context clearly requires otherwise. In the event that the terms of this Amendment conflict with the terms of the Original Agreement, the terms of this Amendment shall control. After this Amendment becomes effective, all references to the “Ground Lease Agreement dated November 16, 2021” shall mean the Original Agreement as amended by this Amendment.

2.The terms of this Amendment shall be effective as of the Effective Date.

3.Landlord and Tenant hereby agree that the Original Agreement is hereby amended by this Amendment.

4.ARTICLE I: PREMISES, as provided in the Original Agreement is amended to include the existing replica City of Capernaum situated on approximately two and one-half acres (“City of Capernaum Set”), which is more particularly described on Exhibit A-1 attached hereto.

5.Paragraph 3.2 Revenue Sharing; No Rent, as provided in the Original Agreement is amended to increase the quarterly minimum of $30,000 to $39,000.

6.Sub-Paragraph (a) of Paragraph 5.1 Tenant’s Insurance Coverage as provided in the Original Agreement is amended to add that Tenant will also provide umbrella liability coverage with an aggregate limit of not less than Ten Million Dollars ($10,000,000.00) and Stand-Alone Sexual Abuse and Molestation Incident Coverage with an aggregate and per claim limit of not less than Ten Million Dollars ($10,000,000.00).

FIRST AMENDMENT TO GROUND LEASE

AGREEMENT DATED NOVEMBER 16, 2012 – Page 1 of 6

7.Paragraph 6.1 Use and 6.2 Suitability as provided in the Original Agreement is amended to include the City of Capernaum Set.

8.Paragraph 6.3 Landlord Use as provided in the Original Agreement is amended to add that Landlord is permitted to use the City of Capernaum Set at such times Tenant is not operating and/or renting such Set and Landlord gives Tenant at least seven days advanced written notice.

9.Sub-Paragraph (b) of Paragraph 6.4 Prohibited Uses as provided in the Original Agreement is amended to add that Tenant shall at all times adhere to the Rules of Conduct set out in Schedule “A” attached hereto.

10.Article VIIA: SAFETY is added to the Original Agreement as follows:

Article VIIA: SAFETY

Tenant shall be responsible for safety management for all persons who are present within the boundaries of the Premises and rights-of-ways uses to and from the Premises including but not limited to Tenant’s workers, Tenant’s subcontractors, employees and invitees of Landlord, and the general public. All persons entering the Premises shall be required to register with security personnel maintained by Tenant. If Landlord determines, in its sole discretion, that access to the broader real estate owned by Landlord is affected by the presence of Tenant, Landlord shall notify Tenant of the safety issues and Tenant shall provide additional safety management to address these broader safety issues.

11.Paragraph 10.1 Tenant to Repair Improvements and Paragraph 10.2 Damage During Later Years of Lease as provided in the Original Agreement is amended to include the City of Capernaum Set.

12.This Amendment may be executed in any number of identical counterparts, each of which for all purposes shall be deemed an original document and all of which together shall constitute but one and the same document.

13.Except as hereinabove set forth, all other terms and conditions of the Original Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have hereunto set their hands as of the Effective Date.

[SIGNATURE PAGE TO FOLLOW]

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EXHIBIT A-1

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SCHEDULE A

RULES OF CONDUCT WHILE ON ANY LANDLORD PROPERTY

1.	No wildlife, trees or shrubs on the Property shall be damaged by Tenant, its members, its guests or invitees (hereinafter referred to as “Invitees”).
2.	Fires are authorized to the extent they are in compliance with local fire regulations and monitored at all times by personnel with appropriate fire suppression equipment.
3.

Smoking (including all tobacco and vapor products), alcohol, cannabis, illegal drugs in any form and drugs which when consumed impair a person’s mental or physical ability or capacity to function are strictly forbidden in all areas of Landlord Property, with the exception of tobacco products may be consumed in specifically designated areas.

4.

The use of inappropriate language (including T-shirt logos, etc.) or gestures by Invitees is not permitted. Landlord reserves the right to, in its sole & absolute discretion, determine what language (including T-shirt logos, etc.) or gestures is inappropriate.

5.	Invitees must wear ID badges or ID tags in a visible manner at all times while on Landlord Property, except for cast while being filmed.
6.

Pets are not allowed on Landlord Property. This rule does not apply to ADA approved service animals (i.e. dogs & miniature horses) assisting the disabled. The use of animals for filming purposes must be approved by Landlord in writing prior to start of filming.

7.

At any and all times Invitees must only use areas specifically designated by Landlord for their use. These areas shall only include washrooms, temporary office space and/or a lunch room if specifically agreed.

8.

The use of motor vehicles will be limited and be operated on designated roadways only, except as reasonably necessary for purposes of the Productions. Invitees shall park any and all vehicles in designated area(s) as approved in writing by the designated representative of Landlord. Except for purposes of first century •vehicles’, no vehicle shall be on cultivated and maintained grass or at housing or program areas, unless approved in writing. Driving to these areas should be reserved for loading and unloading only. All fire lanes and garbage bin access must remain open and accessible at all times. Any damaged caused by any vehicle shall be immediately repaired by Tenant.

9.	For the safety and protection of everyone concerned, any unsupervised communication or contact of any kind between Invitees and minors on or about any Landlord Property is not allowed.
10.

There must be an adequate number of production personnel to ensure that no one enters or is present in an area where there is any cast, crew or equipment and/or scenes being prepped, filmed or wrapped.

11.	Joint occupancy of any housing by individuals of the opposite sex only allowed for legally married couples and for non-relationship individuals of the same biological sex.

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AGREEMENT DATED NOVEMBER 16, 2012 – Page 4 of 6

12.	Landlord reserves the right to, in its sole & absolute discretion, define the meaning of words, standards, and interpretations referenced in this Schedule A

Please refer any questions or concerns regarding any aspect of filming on Landlord Property to the Landlord’s designated representative.

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AGREEMENT DATED NOVEMBER 16, 2012 – Page 5 of 6

THE SALVATION ARMY, A GEORGIA CORPORATION:

Signature:	/s/ James K. Seiler
Printed Name:	James K. Seiler, Treasurer
Date:	2/14/2024

IMPOSSIBLE MATH, LLC, a Texas limited liability company:

Signature:	/s/ Adam Swerdlow
Printed Name:	Adam Swerdlow
Date:	2/14/2024

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AGREEMENT DATED NOVEMBER 16, 2012 – Page 6 of 6